Exhibit 99.2

INSURANCE RISK PARTNERS, LLC
Financial Statements (Unaudited)
March 31, 2020

INSURANCE RISK PARTNERS, LLC

INSURANCE RISK PARTNERS, LLC
Balance Sheet
(Unaudited)

March 31, 2020
(in thousands)
Assets
Current assets:
Cash and cash equivalents	$1,540
Premiums, commissions and fees receivable	3,158
Prepaid expenses and other current assets	12
Total current assets	4,710
Property and equipment, net	124
Deposits and other assets	10
Total assets	$4,844

Liabilities and Members’ Deficit
Current liabilities:
Premiums payable to insurance companies	$4,301
Producer commissions payable	23
Accrued expenses and other current liabilities	340
Current maturities of related party debt	36
Current maturities of long-term debt	1,325
Total current liabilities	6,025
Related party debt, less current maturities	36
Other liabilities	23
Total liabilities	6,084

Commitments and contingencies (Note 5)

Members’ deficit:
Members’ capital (deficit)	(758)
Accumulated deficit	(482)
Total members’ deficit	(1,240)
Total liabilities and members’ deficit	$4,844

See accompanying Notes to Financial Statements.

INSURANCE RISK PARTNERS, LLC
Statement of Loss
(Unaudited)

For the Three Months Ended March 31, 2020
(in thousands)
Revenues:
Commissions and fees	$960

Operating expenses:
Commissions, employee compensation and benefits	1,036
Other operating expenses	394
Depreciation expense	9
Total operating expenses	1,439

Operating loss	(479)

Other income (expense):
Interest income	11
Interest expense	(12)
Other expense, net	(2)
Total other expense	(3)

Net loss	$(482)

See accompanying Notes to Financial Statements.

INSURANCE RISK PARTNERS, LLC
Statement of Members' Deficit
(Unaudited)

	Members' Capital (Deficit)	Accumulated Deficit	Total
(in thousands)
Balance at December 31, 2019	$(758)	$—	$(758)
Net loss	—	(482)	(482)
Balance at March 31, 2020	$(758)	$(482)	$(1,240)

See accompanying Notes to Financial Statements.

INSURANCE RISK PARTNERS, LLC
Statement of Cash Flows
(Unaudited)

For the Three Months Ended March 31, 2020
(in thousands)
Cash flows from operating activities:
Net loss	$(482)
Depreciation expense	9
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable	7,263
Prepaid expenses and other current assets	16
Premiums payable to insurance companies	(10,576)
Producer commissions payable	(4)
Accrued expenses and other current liabilities	(8)
Other liabilities	(2)
Net cash used in operating activities	(3,784)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	600
Payments on long-term debt	(31)
Net cash provided by financing activities	569

Net decrease in cash and cash equivalents	(3,215)
Cash and cash equivalents at beginning of period	4,755
Cash and cash equivalents at end of period	$1,540

See accompanying Notes to Financial Statements.

Notes to Financial Statements
(Unaudited)

1. Business and Basis of Presentation
Insurance Risk Partners, LLC (“IRP” or the “Company”) was formed in 2016. The Company is a diversified insurance agency and services organization focused on providing property and casualty insurance and other consulting services to domestic and international customers within its core niches, including the private equity, energy, infrastructure and power and renewable energy generation sectors. The Company is based in Oklahoma City, Oklahoma.
Interim Financial Reporting
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and related notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for fair statement have been included.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates underlying the accompanying financial statements include the application of guidance for revenue recognition, including determination of allowances for estimated policy cancellations.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The FASB has subsequently issued several additional ASUs related to leases, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-02 and extended the adoption date for nonpublic business entities. This guidance is effective for the fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Statements (“ASU 2016-13”), which amends the guidance for recognizing credit losses on financial instruments measured at amortized cost. ASU 2016-13 replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has subsequently issued several additional ASUs related to credit losses, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-13 and extended the adoption date for nonpublic business entities. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.

Notes to Financial Statements
(Unaudited)

2. Revenue
The following table disaggregates commissions and fees revenue by major source:

For the Three Months Ended March 31, 2020
(in thousands)
Agency bill revenue (1)	$360
Service fee revenue (2)	332
Profit-sharing revenue (3)	137
Direct bill revenue (4)	106
Other income	25
Total commissions and fees	$960
__________

(1)
Agency bill revenue represents commission and fee revenue earned through the distribution of insurance products to consumers using a network of agents and brokers on behalf of various insurance carriers. The Company acts as an agent on behalf of the insured for the term of the insurance policy.

(2)	Service fee revenue represents negotiated fees charged in lieu of a commission for providing agent related services to clients on behalf of insurance carriers.

(3)	Profit-sharing revenue represents bonus-type revenue that is earned by the Company as a sales incentive provided by certain insurance carriers.

(4)
Direct bill revenue represents commission revenue earned by facilitating the arrangement between individuals or businesses and insurance carriers by providing insurance placement services to clients with insurance carriers, primarily for private risk management, commercial risk management and employee benefits insurance types.

The application of Topic 606 requires the use of management judgment. The following are the areas of most significant judgment as it relates to Topic 606:

•	The Company considers the policyholders as representative of its customers.

•
The Company recognizes separately contracted commissions revenue at the effective date of insurance placement and considers any ongoing interaction with the customer to be immaterial in the context of the contract.

•	Variable consideration includes estimates of direct bill commissions and a reserve for policy cancellations.

•
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.

Contract Assets
Contract assets arise when the Company recognizes revenue for amounts that have not yet been billed. The Company had $1.8 million of contract assets at March 31, 2020, which are included in premiums, commissions and fees receivable, net on the balance sheet.

Notes to Financial Statements
(Unaudited)

3. Long-Term Debt
Long-term debt consists of the following:

March 31, 2020
(in thousands)
$1,050,000 term loan payable to First Liberty Bank, payable in monthly installments of principal and interest at the Wall Street Journal Prime Rate Index plus 0.5% with a 5.00% floor and a 21.00% ceiling (5.00% at March 31, 2020) of $16,185 through March 2020, and all remaining principal and interest payable in full in April 2020	$725
Borrowings on $900,000 revolving line of credit with First Liberty Bank, payable in monthly installments of interest at the Wall Street Journal Prime Rate Index plus 0.5% with a 5.25% floor and a 21.00% ceiling (5.25% at March 31, 2020) through March 2020, and all remaining principal and interest payable in full in April 2020	600
Total long-term debt	1,325
Less current maturities	1,325
Long-term debt, less current maturities	$—
The First Liberty Bank credit agreements are collateralized by a first priority lien on substantially all the assets of the Company (excluding premiums pledged to carriers), mortgages on three properties held by the Company's managing members and pledged life insurance policies on the Company's managing members. The First Liberty Bank credit agreements require the Company to meet certain financial covenants and comply with customary affirmative and negative covenants as listed in the underlying agreement.
The Company recorded interest expense on long-term debt of $12,000 for the three months ended March 31, 2020, which is included in interest expense in the statement of loss.
4. Related Party Debt
The Company has an unsecured note payable to an employee, payable in two annual installments of principal of $36,000 plus interest at 1% through August 2021.
5. Commitments and Contingencies
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.
6. Subsequent Events
The Company has evaluated events and transactions occurring subsequent to March 31, 2020 as of June 15, 2020, the date the financial statements were available to be issued.
On April 1, 2020, the Company sold significantly all its assets and liabilities pursuant to an asset purchase agreement with an unrelated third party for consideration consisting of $5.3 million of cash and 814,640 shares of the purchaser's Class B common stock. IRP will also have the opportunity to receive additional contingent earnout consideration in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures. The transaction resulted in a change in control.
The Company's long-term debt and related party debt was settled on April 1, 2020 with funds from the asset purchase agreement.